UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2017

DC Industrial Liquidating Trust

(Exact name of registrant as specified in its charter)

Maryland	000-54372	47-7297235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

As previously disclosed, on December 6, 2017, DC Industrial Liquidating Trust (the “Trust”), indirectly through certain wholly-owned subsidiaries, consummated the sale of a portfolio of 10 properties (the “Sale”) to certain wholly-owned subsidiaries of Black Creek Industrial Open End Fund OP LP. The properties sold in the Sale constituted all of the real property owned by the Trust. Following the Sale and in accordance with the terms of the Amended and Restated Agreement and Declaration of Trust of the Trust and applicable law, the trustees of the Trust are required to wind up the affairs of the Trust. This Current Report on Form 8-K (the “Form 8-K”) is being filed for the purpose of disclosing certain matters related to the winding up of the Trust’s affairs.

Item 1.01.          Entry into a Material Definitive Agreement.

Merger Agreements

In order to facilitate the winding up of the affairs of the Trust, on December 20, 2017, DC Liquidating Assets Holdco, LLC, a direct subsidiary of the Trust (“Holdco”), entered into an Agreement and Plan of Merger (the “Subsidiaries-Holdco Merger Agreement”) with each of the direct or indirect wholly-owned subsidiaries of Holdco (the “Subsidiaries”), pursuant to which the Subsidiaries will merge with and into Holdco with Holdco being the surviving entity in such merger (the “Subsidiaries-Holdco Merger”). Additionally, on December 20, 2017, the Trust entered into an Agreement and Plan of Merger (the “Holdco-Trust Merger Agreement”) with Holdco, pursuant to which, following the Subsidiaries-Holdco Merger, Holdco will merge with and into the Trust, with the Trust being the surviving entity in such merger (the “Holdco-Trust Merger”). Under the terms of the Subsidiaries-Holdco Merger Agreement and the Holdco-Trust Merger Agreement, all of the outstanding membership interests or partnership interests of the merging entities, as applicable, will be cancelled and no longer outstanding. The Subsidiaries-Holdco Merger and the Holdco-Trust Merger were consummated on December 21, 2017.

Amended and Restated Management Services Agreement

On December 20, 2017, the Trust, Holdco, DCG Liquidating Advisor LLC (the “Old Advisor”) and DCG Liquidating Advisor II LLC (the “New Advisor”) entered into an Amended and Restated Management Services Agreement (the “Amended and Restated Management Agreement”), amending and restating the Management Services Agreement, dated November 3, 2015, previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2015. Pursuant to the Amended and Restated Management Agreement, the New Advisor will undertake certain services on behalf of the Trust following the termination of the Trust (the “Post-Termination Services”), including, among other things: (i) acting as the representative of the Trust and its subsidiaries in any claims asserted against the Trust or its subsidiaries and making appropriate efforts to administer and resolve any such claims or liabilities and satisfy or discharge any such claims or liabilities out of available reserves (the “Reserves”); (ii) administering any claims asserted against the Trust or its subsidiaries under certain of the Trust’s insurance policies; (iii) supervising the preparation and delivery of Grantor Letters for the tax year ending December 31, 2017 to the holders of units of beneficial interests in the Trust (the “Unitholders”); and (iv) providing for the retention of the books and records of the Trust for a period of six years from the termination of the Trust.  As compensation for the Post-Termination Services, the New Advisor is entitled to any amounts remaining in the Reserves, if any, upon the expiration of the term of the Amended and Restated Management Agreement, which will occur on December 31, 2020, subject to the resolution of any outstanding claims.

The Amended and Restated Management Agreement also provides that a portion of the disposition fee owed to the Old Advisor in connection with the sale of the Trust’s properties will be paid upon the completion of the preparation and delivery of the Grantor Letters for the tax year ending December 31, 2017 to the Unitholders.

Item 8.01.   Other Events.

On December 20, 2017, the Trust distributed $0.5509 net per unit of beneficial interest to the Unitholders. This represents the final disbursement of the Unitholders’ interest in the Trust. The Trust expects that its existence will be terminated shortly following this distribution.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DC INDUSTRIAL LIQUIDATING TRUST

December 21, 2017	By:	/s/ THOMAS G. MCGONAGLE
		Name:	Thomas G. McGonagle
		Title:	Managing Director, Chief Financial Officer

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